TriSalus Life Sciences Reports First Quarter 2026 Results Commercial and Clinical Progress for Facilitating Long-Term Growth
Generated first quarter revenue of $8.9 million and expanded commercial organization to support future growth and broader market penetration
Published landmark, real-world PEDD® Study of 603 PEDD patients and 16,210 non-PEDD patients found PEDD technology was associated with fewer post-procedure complications, reduced hospitalizations, and approximately $7,700 in per-patient charge avoidance despite greater baseline clinical complexity
Presented new clinical and preclinical PEDD data across multiple oncology and embolization applications at the 2026 Society of Interventional Radiology Annual Scientific Meeting
Strengthened balance sheet with $46 million equity raise; cash balance of $56.6 million fully funds commercial expansion and pipeline development
Revised 2026 revenue guidance to $54 million to $57 million, reflecting impact of commercial expansion and timing of FDA clearance for TriNav® Advance
Hosting Conference Call and Webcast today at 4:30pm ET
DENVER – May 12, 2026 - TriSalus Life Sciences, Inc. (Nasdaq: TLSI) (the “Company”), an oncology company integrating novel delivery technology with standard of care therapies, and its investigational immunotherapeutic to transform treatment for patients with solid tumors, today announced financial results for the quarter ended March 31, 2026, and provided an operational update.
“The first quarter marked an important strategic inflection point for TriSalus as we significantly strengthened our commercial infrastructure, expanded the clinical evidence supporting PEDD, and continued advancing our next-generation platform opportunities,” said Mary Szela, President and Chief Executive Officer of TriSalus. “We are increasingly demonstrating that PEDD is not simply a device, but a differentiated therapeutic delivery platform capable of improving procedural outcomes, reducing healthcare utilization, and expanding treatment possibilities across multiple indications.
During and subsequent to the quarter, we added meaningful new clinical evidence supporting PEDD across liver embolization therapy for liver cancer, and other new embolization applications, including one of the largest real-world analyses ever conducted in interventional oncology. At the same time, we substantially completed the commercial expansion initiatives designed to support our next phase of growth and broader market penetration.
Our updated revenue outlook reflects the lower Q1 revenue from the commercial expansion and the delayed FDA clearance timing for TriNav Advance, our next-generation device which extends PEDD capability to small distal vessels via microcatheter. We continue to believe the long-term growth opportunity for the PEDD platform remains substantial.”
Highlights for First Quarter 2026 and Recent Weeks
•Reported publication of Real World PEDD Study of more than 16,800 patients (603 PEDD patients matched against 16,210 non-PEDD patients) published in Journal of Comparative Effectiveness Research, which found PEDD technology was associated with fewer post-procedure complications, reduced hospitalizations, and approximately $7,700 in per-patient charge avoidance despite PEDD patients having greater baseline clinical complexity.
•Presented new clinical and preclinical data at the 2026 Society of Interventional Radiology Annual Scientific Meeting including a preclinical study showing enhanced hepatic tumor penetration during embolic sphere delivery, a clinical analysis of embolization in neuroendocrine tumor liver metastases before and after PEDD, and a clinical assessment of safety and efficacy in uterine artery embolization, further expanding the body of evidence supporting PEDD across multiple applications.
•Reported publication of preclinical research in Frontiers in Oncology demonstrating enhanced delivery and immune activation with nelitolimod delivered with PEDD in liver tumor models.
•Completed a public offering during the quarter, further strengthening the balance sheet with $46 million in gross proceeds and supporting the Company’s planned commercial expansion initiatives designed to support long-term growth and broader market opportunity.
•Appointed veteran healthcare investor Michael P. Stansky to the Board of Directors in February 2026.
•Announced the appointment of Richard Marshall, M.D., as Chief Medical Officer effective June 29, 2026.

Financial Results for Q1 2026
•Revenue from the sale of the TriNav system, was $8.9 million for the three months ended March 31, 2026, a decrease of 2.9% compared to the same period in 2025. The decrease in revenue was primarily due to the Company's commercial expansion.
•Gross margins were 86.2% for the three months ended March 31, 2026, compared to 83.7% for the same period in 2025. The year-over-year increase in gross margin was primarily due to lower average cost per TriNav unit.
•Operating losses were $8.4 million for the three months ended March 31, 2026, compared to losses of $7.3 million for the same period in 2025. The increase in operating losses was primarily driven by higher sales and marketing expenses related to our commercial expansion and an increase in non-cash stock-based compensation expense, partially offset by improved gross margins.
•Net income available to common stockholders was $1.5 million for three months ended March 31, 2026, compared to a net loss of $11.1 million for the same period in 2025. The current period includes $11.3 million of non-cash gains related to changes in the fair value of various derivatives for the three months ended March 31, 2026, compared to losses of $1.7 million for the same period in 2025. The basic and diluted earnings (loss) per share for three months ended March 31, 2026, was $0.03, compared to $(0.39) for the same period in 2025.
•The non-GAAP measure of adjusted EBITDA is shown in the table below as the Company believes it is an important measure of performance. Adjusted EBITDA losses were $5.8 million for the three months ended March 31, 2026, compared to losses of $5.5 million for the same period in 2025. The increase in adjusted EBITDA losses were primarily driven by higher stock-based compensation and increased operating expenses.
•On March 31, 2026, cash and cash equivalents totaled $56.6 million. The Company raised $46.0 million in gross proceeds in the first quarter from an equity offering. The Company believes that these proceeds provide sufficient cash runway to fully fund commercial expansion and pipeline development.
Conference Call & Webcast
The Company will host a conference call and webcast today at 4:30 PM eastern time to discuss its financial results for the quarter ended March 31, 2026. Parties interested in participating by phone should register using the online form on our investor relations website. After registering for the webcast, dial-in details will be provided in an auto-generated e-mail containing a link to the conference phone number along with a personal pin. The event will also be webcast live on the investor relations section of TriSalus’ website. A replay will also be available on the website following the event.
About TriSalus Life Sciences
TriSalus Life Sciences® is an oncology focused medical technology company seeking to transform outcomes for patients with solid tumors by integrating its innovative delivery technology with standard-of-care therapies, and with its investigational immunotherapeutic, nelitolimod, a class C Toll-like receptor 9 agonist, for a range of different therapeutic and technology applications. The Company’s platform includes devices that utilize a proprietary drug delivery technology and a clinical stage investigational immunotherapy. The Company’s three FDA-cleared devices use its proprietary Pressure-Enabled Drug Delivery™ (PEDD) approach to deliver a range of therapeutics: the TriNav® Infusion System and TriNav Infusion System LV for hepatic arterial infusion of liver tumors and the Pancreatic Retrograde Venous Infusion System for pancreatic tumors. The PEDD technology is a novel delivery approach designed to address the anatomic limitations of arterial infusion for the pancreas. The PEDD approach modulates pressure and flow in a manner that delivers more therapeutic to the tumor and is designed to reduce undesired delivery to normal tissue, bringing the potential to improve patient outcomes. Nelitolimod, the Company’s investigational immunotherapeutic candidate, is designed to improve patient outcomes by treating the immunosuppressive environment created by many tumors and which can make current immunotherapies ineffective in the liver and pancreas. Patient data generated during Pressure-Enabled Regional Immuno-Oncology™ (PERIO) clinical trials support the hypothesis that nelitolimod delivered via the PEDD technology may have favorable immune effects within the liver and systemically. The target for nelitolimod, TLR9, is expressed across cancer types and the mechanical barriers addressed by the PEDD technology are commonly present as well. The Company is in the final stages of data completion for a number of phase 1 clinical trials and will begin exploring partnership opportunities for development.

Forward Looking Statements
Statements made in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward‐looking statements. Such statements include, but are not limited to, statements regarding the benefits and potential benefits of the Company’s PEDD drug delivery technology, TriNav® system and nelitolimod investigational immunotherapy, and the Company’s ability to execute on its strategy. Risks that could cause actual results to differ from those expressed in these forward‐looking statements include risks associated with clinical development and regulatory approval of drug delivery and pharmaceutical product candidates, including that future clinical results may not be consistent with patient data generated during the Company’s clinical trials, the cost and timing of all development activities and clinical trials, unexpected safety and efficacy data observed during clinical studies, the risks associated with the credit facility, including the Company’s ability to remain in compliance with all its obligations thereunder to avoid an event of default, the risk that the Company will continue to raise capital through the issuance and sale of its equity securities to fund its operations, the risk that the Company will not be able to achieve the applicable revenue requirements to access additional financing under the credit facility, the risk that the Company will not become profitable on its expected timeline, if at all, the risk that the reported financial results will differ from the estimates provided in this press release, changes in expected or existing competition or market conditions, changes in the regulatory environment, unexpected litigation or other disputes, unexpected expensed costs, made in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward‐looking statements. Such statements include, but are not limited to, statements regarding the benefits and potential benefits of the Company’s PEDD drug delivery technology, TriNav® system and nelitolimod investigational immunotherapy, and the Company’s ability to execute on its strategy. Risks that could cause actual results to differ from those expressed in these forward‐looking statements include risks associated with clinical development and regulatory approval of drug delivery and pharmaceutical product candidates, including that future clinical results may not be consistent with patient data generated during the Company’s clinical trials, the cost and timing of all development activities and clinical trials, unexpected safety and efficacy data observed during clinical studies, the risks associated with regulatory approval of the Company's product candidates, the risks associated with the credit facility, including the Company’s ability to remain in compliance with all its obligations thereunder to avoid an event of default, the risk that the Company will continue to raise capital through the issuance and sale of its equity securities to fund its operations, the risk that the Company will not be able to achieve the applicable revenue requirements to access additional financing under the credit facility, the risk that the Company will not become profitable on its expected timeline, if at all, the risk that the reported financial results will differ from the estimates provided in this press release, changes in expected or existing competition or market conditions, changes in the regulatory environment, unexpected litigation or other disputes, unexpected expensed costs, and other risks described in the Company’s filings with the Securities and Exchange Commission under the heading “Risk Factors.” All forward‐looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made except as required by law.

TriSalus Life Sciences, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except share and per share data)

	Three Months Ended
	March 31, 2026	March 31, 2025
Revenue	$8,899	$9,167
Cost of goods sold	1,230	1,495
Gross profit	7,669	7,672
Operating expenses:
Research and development (1)	3,216	3,021
Sales and marketing	7,413	6,734
General and administrative (1)	5,451	5,246
Loss from operations	(8,411)	(7,329)
Other income (expense)
Interest income	164	74
Interest expense	(1,436)	(1,209)
Change in fair value of SEPA, warrant and revenue base redemption liabilities	3,900	(835)
Change in fair value of contingent earnout liability	7,402	(820)
Other expense, net	(76)	(251)
Income (loss) before income taxes	1,543	(10,370)
Income tax expense	(4)	(5)
Net income (loss)	$1,539	$(10,375)
Undeclared dividends on Series A Preferred Stock	—	(712)
Net income (loss) attributable to common stockholders	$1,539	$(11,087)

Basic earnings (loss) per share	$0.03	$(0.39)
Diluted earnings (loss) per share	$0.03	$(0.39)
Weighted average common shares outstanding, basic	51,539,682	28,527,453
Weighted average common shares outstanding, diluted	52,314,410	28,527,453
(1)Amounts presented in the quarter ended March 31, 2025 have been revised to align expense classification for the 2025 fiscal year period.

TriSalus Life Sciences, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands, except share and per share data)

	March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$56,553	$20,439
Accounts receivable (net of allowance of $76 and $24, respectively)	5,215	6,558
Inventory, net	3,778	3,077
Prepaid expenses	2,592	2,170
Total current assets	68,138	32,244
Property and equipment, net	1,942	1,808
Right-of-use assets	830	861
Other assets	69	418
Total assets	$70,979	$35,331
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Trade payables	$4,232	$3,002
Accrued liabilities	7,067	8,096
Short-term lease liabilities	218	167
Other current liabilities	269	234
Total current liabilities	11,786	11,499
Long-term debt	33,079	33,046
Revenue base redemption liability	300	383
Long-term lease liabilities	1,190	1,228
Contingent earnout liability	2,742	10,144
Warrant liabilities	9,075	12,892
Total liabilities	58,172	69,192
Commitments and contingencies
Stockholders’ equity (deficit)
Preferred Stock, $0.0001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	—	—
Common stock, $0.0001 par value, 400,000,000 shares authorized at March 31, 2026 and December 31, 2025, respectively; 61,414,355 shares and 49,997,836 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	5	4
Additional paid-in capital	341,846	296,718
Accumulated deficit	(329,044)	(330,583)
Total stockholders’ equity (deficit)	12,807	(33,861)
Total liabilities and stockholders’ equity (deficit)	$70,979	$35,331

TriSalus Life Sciences, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended
	March 31, 2026	March 31, 2025
Cash flows from operating activities
Net income (loss)	$1,539	$(10,375)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation	135	172
Non-cash lease expense	31	173
Change in fair value of SEPA, warrant and revenue base redemption liabilities	(3,900)	835
Change in fair value of contingent earnout liability	(7,402)	820
Paid-in-kind interest	—	266
Stock-based compensation expense	2,472	1,620
Allowance for credit losses	52	39
Loss on disposal of property and equipment	1	117
Amortization of debt issuance costs	296	235
Changes in operating assets and liabilities
Accounts receivable	1,291	(366)
Inventory, net	(701)	(114)
Prepaid expenses and other assets	(423)	511
Operating lease liabilities	(31)	(56)
Trade payables and accrued liabilities	160	1,624
Net cash used in operating activities	(6,480)	(4,499)
Cash flows from investing activities
Purchases of property and equipment	(141)	(754)
Proceeds from disposal of property and equipment	—	40
Net cash used in investing activities	(141)	(714)
Cash flows from financing activities
Proceeds from the issuance of common stock, net of issuance costs	42,625	—
Proceeds from the exercise of stock options for common stock	32	279
Debt issuance costs	(263)	(520)
Proceeds from the issuance of debt	—	10,000
Payments on finance lease liabilities	(9)	(71)
Net cash provided by financing activities	42,385	9,688
Increase in cash, cash equivalents and restricted cash	35,764	4,475
Cash, cash equivalents and restricted cash, beginning of period	20,789	8,875
Cash, cash equivalents and restricted cash, end of period	$56,553	$13,350
Supplemental disclosures of cash flow information
Cash paid for interest	1,140	709
Cash paid for income taxes	—	1
Supplemental disclosure of noncash items
Right-of-use assets obtained in exchange for new finance lease liabilities	57	—
Non-cash capital expenditures included in trade payables	70	87
Fixed assets purchased through exchange of finance lease right-of-use asset	—	85
Derecognition of finance lease right-of-use asset	—	(85)
Fair value of warrants issued with OrbiMed debt	—	366

Non-GAAP Financial Measure
To supplement the financial results presented in accordance with GAAP, TriSalus has also included in this press release non-GAAP adjusted EBITDA, which excludes from net loss, income tax expense, interest expense, interest income, change in fair value of SEPA, warrant and revenue-base redemption liabilities, change in fair value of contingent earn out liability, stock-based compensation expense and depreciation. These non-GAAP financial measures are not prepared in accordance with GAAP, do not serve as an alternative to GAAP and may be calculated differently than similar non-GAAP financial information disclosed by other companies. TriSalus encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP financial information and the reconciliation between these presentations set forth below, to more fully understand TriSalus’ business.
TriSalus believes that the presentation of these non-GAAP financial measures provides useful supplemental information to, and facilitates additional analysis by, investors. In particular, TriSalus believes that these non-GAAP financial measures, when considered together with its financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare TriSalus’ results from period to period, and to identify operating trends in TriSalus’ business.

Supplemental Schedule of Non-GAAP Adjusted EBITDA
(unaudited, in thousands)

	Three Months Ended
	March 31, 2026	March 31, 2025
Net income (loss)	$1,539	$(10,375)
Interest expense	1,436	1,209
Interest income	(164)	(74)
Income tax expense	4	5
Depreciation	135	172
EBITDA	$2,950	$(9,063)

Change in fair value of SEPA, warrant and revenue base redemption liabilities	(3,900)	835
Change in fair value of contingent earnout liability	(7,402)	820
Other expense, net	76	251
Stock-based compensation expense	2,472	1,620
Adjusted EBITDA	$(5,804)	$(5,537)

Contacts
For Media Inquiries:
Jeremy Feffer, Managing Director
LifeSci Advisors
917.749.1494
jferrer@lifesciadvisors.com

For Investor Inquiries:
David Patience
Chief Financial Officer
investor.relations@trisaluslifesci.com